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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Vicinity Corporation

     We consent to (i) the use of our report dated September 22, 1999, except as to Notes 9 and 12 for which the date is November 16, 1999, relating to the balance sheets of Vicinity Corporation as of July 31, 1998 and 1999, and the related statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended July 31, 1999, and our report dated September 22, 1999 on the related financial statement schedule, which reports appear in the Registration Statement (No. 333-90253) on Form S-1 of Vicinity Corporation, and
(ii) to the reference to our firm under the heading "Incorporation of Documents by Reference" in the registration statement on Form S-8.

                                         /s/  KPMG LLP

Mountain View, California
February 10, 2000

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